EXHIBIT 99(a)












                      MOLINE PAINT MANUFACTURING CO.
                   EMPLOYEES 401(K) PROFIT SHARING PLAN


                        FINANCIAL STATEMENTS AS OF
                        DECEMBER 31, 1994 AND 1993

                      TOGETHER WITH AUDITORS' REPORT





























                                      -15-


Report of Independent Public Accountants

To the Plan Administrator of the Moline Paint Manufacturing Co.
Employees 401(k) Profit Sharing Plan:

We have audited the accompanying statement of net assets available for benefits of the Moline Paint Manufacturing Co. Employees 401(k) Profit Sharing Plan as of December 31, 1994, and the related statement of changes in net assets available for benefits for the year then ended. These financial statements and the supplemental schedules referred to below are the responsibility of the Plan's management. Our respon-sibility is to express an opinion on these financial statements and supplemental schedules based on our audit. The financial statements of the Moline Paint Manufacturing Co. Employees 401(k) Profit Sharing Plan as of December 31, 1993, were audited by other auditors whose report dated June 1, 1995, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and sig-nificant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1994 financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1994, and the changes in net assets available for benefits for the year then ended, in conformity with generally accepted accounting principles.

Our audit was performed for the purpose of forming an opinion on the basic financial statements taken as whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statement of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits for each fund. The 1994 supplemental schedules and fund information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Grand Rapids, Michigan,                     /s/ Arthur Andersen LLP
  June 30, 1995
                                      -16-

                      MOLINE PAINT MANUFACTURING CO.

                   EMPLOYEES 401(K) PROFIT SHARING PLAN

         INDEX TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES



                                                           Pages

Statement of Net Assets Available for Benefits as of
  December 31, 1994                                          18

Statement of Net Assets Available for Benefits as of
  December 31, 1993                                          19

Statement of Changes in Net Assets Available for
  Benefits for the Year Ended December 31, 1994              20

Statement of Changes in Net Assets Available for
  Benefits for the Year Ended December 31, 1993              21

Notes to Financial Statements                               22-26

Schedule of Assets Held for Investment Purposes
  as of December 31, 1994                                    27

Schedule of Reportable Transactions for the Year
  Ended December 31, 1994                                    28





















                                      -17-

                                                  MOLINE PAINT MANUFACTURING CO.
                                               EMPLOYEES 401(K) PROFIT SHARING PLAN

                                          STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                                                     AS OF DECEMBER 31, 1994

                                                         Large
                                                        Capital-                     Large         Small
                                                        ization                     Capital-      Capital-
                             Government  Intermediate    Value     International    ization        ization    Guardsman
                               Money     Fixed Income    Equity       Equity         Growth         Growth      Stock
                               Fund         Fund         Fund         Fund           Fund            Fund        Fund        Total
ASSETS:

  Investments at
    fair value:
    Reserve Deposit
      Account                $    581     $  2,565      $ 11,763       $  8,001      $  3,167      $   789   $    -      $ 26,866
    Government Money
      Investments               22,080           -             -              -             -            -        -        22,080
    Intermediate Fixed
      Income Investments            -      246,867             -              -             -            -        -       246,867
    Large Capitalization
      Value Equity
      Investments                   -            -       601,160              -             -            -        -       601,160
    International Equity
      Investments                   -            -             -        452,067             -            -        -       452,067
    Large Capitalization
      Growth Investments            -            -             -              -       138,936            -        -       138,936
    Small Capitalization
      Growth Investments            -            -             -              -             -        9,090        -         9,090

           Total investments   22,661      249,432       612,923        460,068       142,103        9,879        -     1,497,066

  Amounts due from Company
    for matching
    contribution                1,014        4,428        21,241         14,713         6,463        1,892    2,546        52,297

      Net assets available
        for benefits          $23,675     $253,860      $634,164       $474,781      $148,566      $11,771   $2,546    $1,549,363

                              The accompanying notes to financial statements
                                      are an integral part of this statement.




                                                               -18-

                                                  MOLINE PAINT MANUFACTURING CO.
                                               EMPLOYEES 401(K) PROFIT SHARING PLAN

                                          STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                                                      AS OF DECEMBER 31, 1993

                                                                         Large
                                       Government    Intermediate    Capitalization    International        Large
                                          Money      Fixed Income     Value Equity        Equity        Capitalization
                                          Fund          Fund             Fund              Fund          Growth Fund       Total
ASSETS:

  Investments at fair value:
    Reserve Deposit Account            $   524         $  3,247       $   12,155         $  6,403           $ 2,444    $   24,773
    Government Money Investments        17,161                -                -                -                 -        17,161
    Intermediate Fixed Income
      Investments                            -          424,691                -                -                 -       424,691
    Large Capitalization Value
      Equity Investments                     -                -          963,790                -                 -       963,790
    International Equity Investments         -                -                -          581,079                 -       581,079
    Large Capitalization
      Growth Investments                     -                -                -                -            80,288        80,288

          Total investments             17,685          427,938          975,945          587,482            82,732     2,091,782

  Amounts due from Company for
    matching contribution                  666            6,184           27,226           15,106             3,544        52,726

           Net assets available
              for benefits             $18,351         $434,122       $1,003,171         $602,588           $86,276    $2,144,508

                       The accompanying notes to financial statements
                              are an integral part of this statement.












                                                               -19-

                                                  MOLINE PAINT MANUFACTURING CO.
                                               EMPLOYEES 401(K) PROFIT SHARING PLAN

                                     STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                                               FOR THE YEAR ENDED DECEMBER 31, 1994

                                                         Large
                                                        Capital-                     Large         Small
                                                        ization                     Capital-      Capital-
                             Government  Intermediate    Value     International    ization        ization    Guardsman
                               Money     Fixed Income    Equity       Equity         Growth         Growth      Stock
                               Fund         Fund         Fund         Fund           Fund            Fund        Fund      Total
ADDITIONS TO NET ASSETS
   ATTRIBUTABLE TO:

  Investments income:
      Net appreciation
        (depreciation)
        in fair value of
        investments           $     -     $(27,319)     $(59,522)      $ 50,320      $   (954)     $   454   $    -    $  (37,021)
      Interest and dividends      549       22,339        34,853         24,181           237           41        -        82,200
           Total investment
             income               549       (4,980)     (24,669)         74,501          (717)         495        -        45,179

  Contributions:
      Employee                  4,775       39,079       184,901        108,905        31,671        2,351        -       371,682
      Employer                  1,014        4,428        21,241         14,713         6,463        1,892    2,546        52,297
        Total contributions     5,789       43,507       206,142        123,618        38,134        4,243    2,546       423,979

DEDUCTIONS FROM NET ASSETS
  ATTRIBUTABLE TO:
  Benefits paid
      to participants            (355)    (171,618)     (500,379)      (391,330)         (621)           -        -    (1,064,303)

INTERFUND TRANSFERS              (659)     (47,171)      (50,101)        65,404        25,494        7,033        -             -
        Net increase
          (decrease)            5,324     (180,262)     (369,007)      (127,807)       62,290       11,771    2,546      (595,145)

NET ASSETS AVAILABLE
  FOR BENEFITS:
  Beginning of year            18,351      434,122     1,003,171        602,588        86,276            -        -     2,144,508
  End of Year                 $23,675     $253,860      $634,164       $474,781      $148,566      $11,771   $2,546    $1,549,363

                            The accompanying notes to financial statements
                                    are an integral part of this statement.


                                                               -20-

                                                  MOLINE PAINT MANUFACTURING CO.
                                               EMPLOYEES 401(K) PROFIT SHARING PLAN

                                     STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                                               FOR THE YEAR ENDED DECEMBER 31, 1993
                                                             Large
                                                            Capital-                     Large
                                                            ization                     Capital-
                             Government    Intermediate      Value     International    ization        Non-
                               Money       Fixed Income      Equity       Equity         Growth     Participant
                               Fund           Fund            Fund         Fund           Fund        Directed         Total
ADDITIONS TO NET ASSETS
   ATTRIBUTABLE TO:

   Investments income:
      Net appreciation
        (depreciation)
        in fair value of
        investments           $     -       $   (690)     $   50,523      $ 94,453       $   726     $        -     $  145,012
      Interest and
        dividends                 233         16,193          (3,764)       (2,361)         (242)           226         10,285
          Total investment
            income                233         15,503          46,759        92,092           484            226        155,297

   Contributions:
      Employee                  6,760         45,718         166,036        88,019        13,164              -        319,697
      Employer                    666          6,184          27,226        15,106         3,544              -         52,726
           Total
             contributions      7,426         51,902         193,262       103,125        16,708              -        372,423

DEDUCTIONS FROM NET ASSETS
   ATTRIBUTABLE TO:
   Benefits paid to
      participants             (1,461)          (815)         (2,212)         (770)            -              -        (5,258)

INTERFUND TRANSFERS            12,153        367,532         765,362       408,141        69,084     (1,622,272)             -
           Net increase
             (decrease)        18,351        434,122       1,003,171       602,588        86,276     (1,622,046)       522,462

NET ASSETS AVAILABLE
  FOR BENEFITS:
  Beginning of year                 -              -               -             -             -      1,622,046      1,622,046
  End of year                 $18,351       $434,122      $1,003,171      $602,588       $86,276     $        -     $2,144,508

                    The accompanying notes to financial statements
                           are an integral part of this statement.


                                                               -21-
                      MOLINE PAINT MANUFACTURING CO.
                   EMPLOYEES 401(K) PROFIT SHARING PLAN


                       NOTES TO FINANCIAL STATEMENTS


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Accounting

     The accompanying financial statements of the Moline Paint
       Manufacturing Co. Employees 401(k) PROFIT SHARING Plan (the "Plan") are presented on the accrual basis of accounting.

     Investments

     Investments are stated at fair value based on market quotes or current unit value of mutual fund investments as reported by Smith Barney Corporate Trust Company, the Plan's trustee. Net appreciation (depreciation) in the fair value of investments included in the Statements of Changes in Net Assets Available for Benefits is comprised of unrealized gains or losses resulting from changes in market prices and realized gains and losses on sales of investments.


(2)  DESCRIPTION OF PLAN

     The following description of the Plan provides only general information. Participants should refer to the Plan agreement, as amended, for a more complete description of the Plan's provisions.

     Effective January 1, 1993, the Plan was amended by converting from a defined contribution PROFIT SHARING plan, which was non-participant directed, to a participant directed salary-reduction plan with an employer-matching contribution under the provisions of
       Section 401(k) and the regulations thereunder of the Internal Revenue Code. The Plan is subject to the applicable provision of the Employee Retirement Income Security Act of 1974 ("ERISA").

     Participation

     The Plan is a defined contribution plan covering substantially all full-time employees of Moline Paint Manufacturing Co., a wholly owned subsidiary of Guardsman Products, Inc. (the "Company"), who have completed one year of service, as defined by the Plan.

                      MOLINE PAINT MANUFACTURING CO.

                   EMPLOYEES 401(K) PROFIT SHARING PLAN


                       NOTES TO FINANCIAL STATEMENTS
                                (continued)


(2)  DESCRIPTION OF PLAN, continued


     Contributions

     Employees who participate in the Plan elect to make voluntary pre-tax contributions between 2% and 15% of their annual compensation. Annual participant contributions are limited to the maximum amount permitted by the Internal Revenue Code. Employer matching contributions are made in an amount equal to a percentage of the participant's elective contributions as determined by the Board of Directors at its discretion for each Plan year.

     Investment Options

     Participants may direct their account balances, in 5% increments, in any of the following investment options:

     Government Money Fund - Funds are invested in short-term U.S. Government and U.S. Government Agency securities to provide current income.

     Intermediate Fixed Income Fund - Funds are invested in high-quality fixed income investments which are expected to provide current income and reasonable stability of principal.

     Large Capitalization Value Equity Fund - Funds are invested in common stocks of companies with a large market capitalization which are expected to provide capital appreciation and dividend income.

     International Equity Fund - Funds are invested primarily in equity securities of companies domiciled outside the United
     States which are expected to achieve capital appreciation.

     Large Capitalization Growth Fund - Funds are invested in common stocks of companies with a large market capitalization which are expected to provide growth earnings in excess of the S & P 500 Index.

                      MOLINE PAINT MANUFACTURING CO.

                   EMPLOYEES 401(K) PROFIT SHARING PLAN


                       NOTES TO FINANCIAL STATEMENTS
                                (continued)


(2)  DESCRIPTION OF PLAN, continued


     Small Capitalization Growth Fund - Funds are invested in common stocks of emerging growth companies with small market capitalization which are expected to provide capital appreciation.

     Guardsman Stock Fund - Effective January 1, 1995, the Plan was amended to allow participants to direct their investments into a fund which invests in the common stock of Guardsman Products, Inc.

     During 1994, the name of the investment company which manages the investment funds was changed from the Trust for TRAK Investments to the Consulting Group Capital Market Funds.

     Contributions which have not yet been allocated to the individual investment options are temporarily held in the Reserve Deposit Account which is a money market fund maintained by the Plan trustee's third party trust accounting and custody service organization, the Boston Company.

     Participant Accounts

     Each participant's account is credited with the participant's contribution and allocations, as defined by the Plan, of (a) the Company's contribution and (b) Plan earnings by investment fund and administrative expenses.

     Vesting

     Participants are immediately vested in their voluntary contributions plus actual earnings thereon. Vesting in the Company matching con-tributions, plus earnings thereon, is based on years of continuous service, as defined by the Plan. A participant is 100% vested after seven years of credited service. Forfeitures attributable to employer matching contributions are applied to reduce future Company matching contributions.

                      MOLINE PAINT MANUFACTURING CO.

                   EMPLOYEES 401(K) PROFIT SHARING PLAN


                       NOTES TO FINANCIAL STATEMENTS
                                (continued)


(2)  DESCRIPTION OF PLAN, continued


     Distributions to Participants

     Distributions to participants generally occur upon a participant's retirement or termination of employment. However, participants may defer distribution of their benefits until reaching age 70 1/2. Vested balances of retired or terminated participants will be distributed in a lump sum payment or in the form of an annuity, as defined by the Plan.

     Administration

     The Plan is administered by the Company. Administrative expenses of approximately $18,000 and $16,000 were paid by the Plan to the trustee in 1994 and 1993, respectively. These fees have been offset against interest and dividend income in the accompanying Statements of Changes in Net Assets Available for Benefits. Although it is not obligated to do so, certain other administrative expenses were paid by the Company.


(3)  PLAN TERMINATION

     Although they have not expressed any intent to do so, the Company has the right under the Plan to discontinue their contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their accounts.


(4)  INCOME TAX STATUS

     The Internal Revenue Service has determined and informed the Company by a letter dated August 4, 1986, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code ("IRC"). The Plan has been amended since receiving the determination letter. However, the Plan administrator believes that the

                      MOLINE PAINT MANUFACTURING CO.

                   EMPLOYEES 401(K) PROFIT SHARING PLAN


                       NOTES TO FINANCIAL STATEMENTS
                                (continued)


(4)  INCOME TAX STATUS, continued


       Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC. Therefore, they believe that the Plan is qualified and the related trust is exempt from taxation as of December 31, 1994.


(5)  SALE OF PLAN SPONSOR

     Effective August 31, 1994, the Plan sponsor, Moline Paint Manufacturing,
       Co., Inc. ("Moline") was acquired by Guardsman Products, Inc. Subsequent to the sale, the two former shareholders of Moline received lump sum distributions of their accounts during 1994 totaling approximately $750,000.

                                                                   SCHEDULE I

                      MOLINE PAINT MANUFACTURING CO.

                   EMPLOYEES 401(K) PROFIT SHARING PLAN

                             EIN:  38-3194409

                             PLAN NUMBER:  001

        ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                          AS OF DECEMBER 31, 1994

Identity of Party Involved    Description of Investment       Cost    Fair Value
The Boston Company           Reserve Deposit Account     $   26,866   $   26,866
                               (26,866 shares)

*Smith Barney Corporate      Government Money                22,080       22,080
  Trust Company -              Investments
  Consulting Group Capital     (22,080 shares)
  Market Funds
                             Intermediate Fixed Income      267,305      246,867
                               Investments
                               (32,186 shares)

                             Large Capitalization Value     625,896      601,160
                               Equity Investments
                               (70,891 shares)

                             International Equity           394,439      452,067
                               Investments
                               (45,525 shares)

                             Large Capitalization Growth    139,179      138,936
                               Investments
                               (14,279 shares)

                             Small Capitalization Growth      8,636        9,090
                               Investments
                               (661 shares)

                                                         $1,484,401   $1,497,066


*  Indicates a party in interest

                                                      SCHEDULE II

                                                  MOLINE PAINT MANUFACTURING CO.

                                               EMPLOYEES 401(K) PROFIT SHARING PLAN

                                                         EIN:  38-3194409

                                                         PLAN NUMBER:  001

                                          ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS

                                               FOR THE YEAR ENDED DECEMBER 31, 1994

                                           Purchases                              Sales

Identity of Issuer and                  Number of          Purchase          Number of                                 Net Gain
Description of Investment               Transactions         Price           Transactions    Proceeds  Cost of Asset    (Loss)
The Boston Company
  Reserve Deposit Account                    32           $1,426,360             33         $1,424,267   $1,424,267     $  -

*Smith Barney Corporate Trust Company -
  Consulting Group Capital Markets Funds
    Intermediate Fixed Income Investments    43              100,101             37            250,606      258,709     (8,103)
    Large Capitalization Value
      Equity Investments                     38              303,005             50            606,113      593,533     12,580
    International Equity Investments         58              260,957             38            440,289      354,907     85,382






*  Indicates a party in interest